Exhibit 32.1

Watson Pharmaceuticals, Inc.

401(k) Plan

Certification of Chairman and Chief Executive Officer

In connection with the Annual Report of the Watson Pharmaceuticals, Inc. 401(K) Plan (the “Plan”) on Form 11-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allen Chao, Ph.D., Chairman and Chief Executive Officer of Watson Pharmaceuticals, Inc., certify, pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(i)    The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 26, 2007	/s/ Allen Chao
Allen Chao, Ph.D.
Chairman and Chief Executive Officer

The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act.  Because it is an employee benefit plan, the Plan does not have results of operations.  This certification is to be treated as “furnished,” not filed, as part of this report.

A signed original of this written statement has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.